UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2019 (May 30, 2019)

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Stockholders (the “Meeting”) of Protalix BioTherapeutics, Inc. (the “Company”) was held on May 30, 2019. At the meeting, the Company’s stockholders: (1) elected the six persons recommended by the Company’s Board of Directors to serve as directors of the Company; (2) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and (3) ratified the selection of appointment of Kesselman & Kesselman, Certified Public Accountant (Isr.), a Member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Set forth below, with respect to each such proposal, are the number of votes cast for or against or withheld, as applicable, the number of abstentions and the number of broker non-votes.

(1)	Election of Directors

	For	Withheld	Broker Non-Votes
Shlomo Yanai	38,254,415	7,988,641	37,207,180
Moshe Manor	33,746,849	12,496,207	37,207,180
Amos Bar Shalev	38,091,209	8,151,847	37,207,180
Zeev Bronfeld	39,926,728	6,316,328	37,207,180
David Granot	41,766,533	4,476,523	37,207,180
Aharon Schwartz, Ph.D.	40,781,248	5,461,808	37,207,180

(2)	Approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
32,204,147	13,720,259	318,650	37,207,180

(3)	Ratification of the appointment of Kesselman & Kesselman

For	Against	Abstain
80,583,750	2,236,806	629,680

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2019	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Yossi Maimon
		Name:	Yossi Maimon
		Title:	Vice President and Chief Financial Officer